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                                                                   EXHIBIT 10.24

[LOGO]
CAMBRIDGE HEART

                                                               November 18, 1999

Kevin Librett
Director of Engineering and R&D
Cambridge Heart, Inc.
One Oak Park Drive
Bedford, MA  01730

Re:  Severance Agreement

Dear Kevin:

     Cambridge Heart, Inc. (the "Company") recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders. The Board of Directors has determined that, while there are no current plans for the Company to engage in a change of control transaction, appropriate steps be taken to reinforce and encourage the continued employment and dedication of the Company's key personnel without distraction from the possibility of a change of control and related events and circumstances.

     Accordingly, the Company agrees as follows:

     1. In the event that the Company terminates your employment without Cause, then the following shall apply:

          -    You will continue to be paid your salary for six (6) months after termination at the rate in effect on the termination date.
          -    You will continue for six (6) months to be enrolled in the health insurance program you were enrolled in as of the termination date.
          - The vesting of all stock options you hold as of the termination date will be accelerated as follows: the number of shares under all such options that would have become vested (i.e., exercisable) during the twelve (12) month period following the termination date shall become exercisable; you must exercise all options (including the accelerated portion) within the time periods set forth in your option agreement(s) and the applicable option plan.

          Cambridge Heart, Inc. * 1 Oak Park Drive * Bedford, MA 01730
                    * Phone 781-271-1200 * Fax: 781-275-8431
                             www.cambridgeheart.com

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     2.   In the event that a Change in Control occurs, the following shall apply:

          - The vesting of all stock options you hold as of the Change in Control Date will be accelerated as follows: fifty percent (50%) of the number of shares under all such options that were not vested (i.e., exercisable) as of the Change in Control Date shall become exercisable as of the Change in Control Date; you must exercise all options (including the accelerated portion) within the time periods set forth in your options agreement(s) and the applicable option plan.

     3. In the event that a Change in Control occurs and, within twelve (12) months after the Change in Control Date, your employment (either with the Company or the successor/acquiror) is terminated without Cause or you terminate your employment for Good Reason, then the following shall apply:

          - You will continue to be paid your salary for twelve (12) months after termination at the rate in effect on the termination date.
          - You will continue for twelve (12) months to be enrolled in the health insurance program you were enrolled in as of the termination date.
          - The vesting of all stock options you hold as of the Change in Control Date will be accelerated as follows: one hundred percent (100%) of the number of shares under all such options that were not vested (i.e., exercisable) as of the termination date shall become exercisable as of the termination date; you must exercise all options (including the accelerated portion) within the time periods set forth in your options agreement(s) and the applicable option plan.

All capitalized terms used in this letter agreement have the meanings set forth in EXHIBIT A.

This agreement supersedes all other agreements concerning severance.
                                    Sincerely yours,

                                    CAMBRIDGE HEART, INC.

                                    By: /s/ Jeffrey Arnold
                                       -------------------------
                                    Title: /s/ President
                                          ----------------------
AGREED

/s/ Kevin Librett
---------------------
Employee

          Cambridge Heart, Inc. * 1 Oak Park Drive * Bedford, MA 01730
                    * Phone 781-271-1200 * Fax: 781-275-8431
                             www.cambridgeheart.com

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                                  EXHIBIT A

          1. "CHANGE IN CONTROL" means an event or occurrence set forth in any one or more subsections (a) through (c) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

               (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), THE following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or

               (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively.

          2. "CHANGE IN CONTROL DATE" means the first date on which a Change in Control occurs.

          Cambridge Heart, Inc. * 1 Oak Park Drive * Bedford, MA 01730
                    * Phone 781-271-1200 * Fax: 781-275-8431
                             www.cambridgeheart.com

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          3.   "CAUSE" means:

               (a) the Employee's willful and continued failure to substantially perform (his/her) reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Employee gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for substantial performance is received by the Employee from the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes the Employee has not substantially performed the Employee's duties; or

               (b) the Employee's willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
          For purposes of this Section 3, no act or failure to act by the Employee shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Employee's action or omission was in the best interests of the Company.

          4. "GOOD REASON" means the occurrence, without the Employee's written consent, of any of the events or circumstances set forth in clauses (a) through (d) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the notice of termination given by the Employee in respect thereof, such event or circumstance has been fully corrected and the Employee has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first notice of termination for Good Reason given by the Employee).

               (a) the assignment to the Employee of duties inconsistent in any material respect with the Employee's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control Date,
(ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of Directors of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as the "Measurement Date"), or any other action or omission by the Company which results in a diminution in such position, authority or responsibilities;

               (b) a reduction in the Employee's annual base salary as in effect on the Measurement Date or as the same was or may be increased from time to time;

               (c) the failure by the Company to (i) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation program or policy) (a "Benefit Plan") in which the Employee participates or which is applicable to the Employee immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, than the basis existing immediately prior to the Measurement Date or (iii) award cash bonuses to the Employee in amounts and in a manner substantially consistent with past practice in light of the Company's financial performance;

          Cambridge Heart, Inc. * 1 Oak Park Drive * Bedford, MA 01730
                    * Phone 781-271-1200 * Fax: 781-275-8431
                             www.cambridgeheart.com

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               (d)  any failure of the Company to pay or provide to the
Employee any portion of the Employee's compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of any employment agreement with the Employee.

          Cambridge Heart, Inc. * 1 Oak Park Drive * Bedford, MA 01730
                    * Phone 781-271-1200 * Fax: 781-275-8431
                             www.cambridgeheart.com

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